Exhibit 99.1

FOR IMMEDIATE RELEASE

September 2, 2014

Contact:        JoAnne Coy, Vice President

Corporate Communications 253-305-1965

COLUMBIA BANK ING SYSTEM NAMES KUMI YAMAMOTO BARUFFI

EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

TACOMA, Washington, September 2, 2014 — Columbia Banking System, Inc. (“Columbia”) today announced that Kumi Yamamoto Baruffi has been appointed Executive Vice President and General Counsel of the company and its subsidiary Columbia State Bank. In this role, Ms. Baruffi will report to President/CEO Melanie J. Dressel and work as part of Columbia’s executive management team in overseeing Columbia’s legal services, including providing legal support for the company’s board of directors and legal oversight of corporate and regulatory matters.

Ms. Dressel commented, “While in private practice, Kumi assisted us for over a decade with state and federal regulatory matters, as well as merger and acquisition activities and corporate transactions. We are delighted she is joining our executive team, bringing with her a wealth of broad-based legal experience in the financial services industry.”

Prior to joining Columbia, Ms. Baruffi was a shareholder and member of Graham & Dunn, PC’s board of directors and financial services team, focusing on mergers and acquisitions, corporate governance, and regulatory compliance. She holds a law degree from Boston University School of Law and a Bachelor of Arts from Wellesley College. Born in Hong Kong and raised in Tokyo, Japan, Ms. Baruffi speaks English, Japanese and French. She has served on the board of directors for the Japanese American Chamber of Commerce and in 2014 was named one of “Washington’s Super Lawyers” in Banking.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank, with 135 branches throughout Washington and Oregon. For the eighth consecutive year, the bank was named in 2014 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.”

More information about Columbia can be found on its website at www.columbiabank.com.

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Note Regarding Forward-Looking Statements

This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.